     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 15, 2001

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              WILLBROS GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                REPUBLIC OF PANAMA                                      98-0160660
         (STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)

                            ------------------------

                            PLAZA BANCOMER BUILDING
                             50TH STREET, 8TH FLOOR
                                 APARTADO 6307
                          PANAMA 5, REPUBLIC OF PANAMA
                                (50-7) 213-0947
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                 LARRY J. BUMP
                           CHAIRMAN OF THE BOARD AND
                            CHIEF EXECUTIVE OFFICER
                            PLAZA BANCOMER BUILDING
                             50TH STREET, 8TH FLOOR
                                 APARTADO 6307
                          PANAMA 5, REPUBLIC OF PANAMA
                                (50-7) 213-0947
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                With a copy to:

                             ROBERT A. CURRY, ESQ.
                               CONNER & WINTERS,
                           A PROFESSIONAL CORPORATION
                             3700 FIRST PLACE TOWER
                              15 EAST FIFTH STREET
                           TULSA, OKLAHOMA 74103-4344
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                                       PROPOSED
                                                                        MAXIMUM          PROPOSED MAXIMUM       AMOUNT OF
           TITLE OF EACH CLASS OF                AMOUNT TO BE       OFFERING PRICE          AGGREGATE          REGISTRATION
       SECURITIES TO BE REGISTERED(1)            REGISTERED(1)        PER UNIT(1)      OFFERING PRICE(1)(2)        FEE
-----------------------------------------------------------------------------------------------------------------------------
Debt Securities..............................
Common Stock ($0.05 par value)(3)............
Class A Preferred Stock ($0.01 par value)....
Warrants.....................................

TOTAL........................................    $200,000,000            100%              $200,000,000          $50,000
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

(1) Certain information as to each class of securities being registered is not specified in accordance with General Instruction II.D. to Form S-3. Subject to footnote (2) below, there is being registered for issuance and sale from time to time, an indeterminate principal amount of debt securities (including senior debt securities and subordinated debt securities), an indeterminate number of shares of common stock and Class A preferred stock and an indeterminate number of warrants. In addition, these securities may be issued upon conversion, redemption or exercise of debt securities, preferred stock and/or warrants. The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $200,000,000. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3) Each share of common stock is accompanied by a preferred share purchase right pursuant to the Rights Agreement, dated April 1, 1999, with Mellon Investor Services, LLC, as Rights Agent.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JUNE 15, 2001

                                  $200,000,000

                              WILLBROS GROUP, INC.

                             SENIOR DEBT SECURITIES
                          SUBORDINATED DEBT SECURITIES
                                  COMMON STOCK
                            CLASS A PREFERRED STOCK
                                    WARRANTS

                            ------------------------

     By this prospectus, we may offer up to $200,000,000 in aggregate amount of senior debt securities, subordinated debt securities, common stock, Class A preferred stock and warrants on terms to be determined at the time of sale.

     We will provide the specific terms of these securities in supplements to this prospectus. Before you invest, you should carefully read this prospectus and any supplements to this prospectus.

     Our common stock is listed on The New York Stock Exchange under the symbol "WG."

     THERE ARE SIGNIFICANT RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES. THESE RISK FACTORS WILL BE DISCUSSED IN DETAIL IN EACH SUPPLEMENT TO THIS PROSPECTUS UNDER THE HEADING "RISK FACTORS." YOU SHOULD REVIEW THAT SECTION OF THE PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF MATTERS THAT INVESTORS IN OUR SECURITIES SHOULD CONSIDER.

                            ------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

             The date of this prospectus is                , 2001.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
About This Prospectus.................    2
Where You Can Find More Information...    2
About Willbros Group, Inc.............    3
Ratios of Earnings to Fixed Charges
  and Earnings to Fixed Charges and
  Preferred Stock Dividends...........    4
Use of Proceeds.......................    4
Description of Senior Debt
  Securities..........................    5

                                        PAGE
                                        ----
Description of Subordinated Debt
  Securities..........................   10
Description of Capital Stock..........   15
Description of Warrants...............   19
Plan of Distribution..................   21
Legal Opinions........................   22
Experts...............................   22
Enforceability of Civil Liabilities
  Under the Federal Securities Laws...   22

                            ------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT MAY ONLY BE ACCURATE ON THE DATE OF THAT DOCUMENT.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information." Unless the context otherwise requires, references in this prospectus to "Willbros," "we," "us" and "our" refer to Willbros Group, Inc. and all of its subsidiaries collectively.

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments, supplements, schedules and exhibits to the registration statement, referred to as the registration statement) that we have filed with the SEC under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus does not contain all the information which is in the registration statement. Portions of the registration statement are omitted as allowed by the rules and regulations of the SEC. We refer you to the registration statement for further information about our company and the securities offered by this prospectus. Statements contained in this prospectus concerning the provisions of documents are not necessarily complete, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

     We also file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the registration statement and the reports and other information we file with the SEC at the public reference room maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The same information will be available for inspection and copying at the regional offices of the SEC located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a Web site which provides online access to reports, proxy and information statements and other information regarding companies that file electronically with the SEC at the address http://www.sec.gov.

     The SEC allows us to "incorporate by reference" into this prospectus the information we file with them, which means we can disclose important business and financial information about us to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus and any prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. In addition, any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial filing of the registration statement and prior to the effectiveness of the registration statement will be incorporated by reference in this prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until the termination of the offering made under this prospectus:

     - Our Annual Report on Form 10-K for the fiscal year ended December 31,
       2000;

     - Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     - The description of our common stock contained in our registration statement on Form 8-A, dated July 19, 1996, including any amendment or report filed before or after the date of this prospectus for the purpose of updating the description; and

     - The description of our preferred stock purchase rights contained in our registration statement on Form 8-A, dated April 9, 1999, including any amendment or report filed before or after the date of this prospectus for the purpose of updating the description.

     These filings have not been included in or delivered with this prospectus. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

     Willbros USA, Inc.
     4400 Post Oak Parkway
     Suite 1000
     Houston, Texas 77027
     Attention: Investor Relations
     (713) 403-8000

     The reports, proxy statements and other information we file with the SEC can also be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York 10002. For more information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

                           ABOUT WILLBROS GROUP, INC.

     We are one of the leading independent contractors serving the oil, gas and power industries, providing construction, engineering and specialty services to industry and government entities worldwide. We place particular emphasis on projects in developing countries where we believe our experience gives us a competitive advantage. Our construction services include the building and replacement of major pipelines and gathering systems, flow stations, pump stations, gas compressor stations, gas processing facilities, oil and gas production facilities, piers, dock facilities and bridges. Our engineering services include feasibility studies, conceptual and detailed design, field services, material procurement and overall project management. Our specialty services include dredging, pipe coating, pipe double jointing, removal and installation of flowlines, fabrication of piles and platforms, maintenance and repair of pipelines, stations and other facilities, pipeline rehabilitation, general oilfield services, transport of oilfield equipment, rigs and vessels and facility operations.

     We are incorporated in the Republic of Panama and maintain our headquarters at Plaza Bancomer Building, 50th Street, 8th Floor, Apartado 6307, Panama 5, Republic of Panama, and our telephone number is (50-7) 213-0947. Administrative services are provided to us by our subsidiary, Willbros USA, Inc., whose administrative headquarters is located at 4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027, and whose telephone number is (713) 403-8000.

              RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth our ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends. For this purpose, earnings include income (loss) before income taxes and fixed charges. Fixed charges include interest (whether expensed or capitalized), amortization of debt expense, discount and premium (whether expensed or capitalized), and an estimate of the interest within rental expense.

                                                                                     THREE MONTHS
                                                   YEARS ENDED DECEMBER 31,             ENDED
                                             ------------------------------------     MARCH 31,
                                             1996    1997    1998    1999    2000        2001
                                             ----    ----    ----    ----    ----    ------------
Ratio of earnings to fixed charges.........  3.5     11.0    1.1     (1)     (1)         2.0
Ratio of earnings to fixed charges and
  preferred stock dividends(2).............  2.2     11.0    1.1     (1)     (1)         2.0

---------------
(1) Earnings for the years ended December 31, 1999 and December 31, 2000, were insufficient to cover fixed charges by $16.7 million and $10.3 million, respectively.

(2) We paid $1.2 million in preferred stock dividends in 1996. We had no preferred stock outstanding during any of the other periods presented. Therefore, the ratio of earnings to fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges for all periods presented subsequent to 1996.

                                USE OF PROCEEDS

     Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities described in this prospectus and any prospectus supplement for working capital and general corporate purposes, which may include:

     - repayment of outstanding debt;

     - capital expenditures;

     - acquisitions;

     - investments; and

     - other business opportunities.

                     DESCRIPTION OF SENIOR DEBT SECURITIES

GENERAL

     The following description applies to the senior debt securities offered by this prospectus. The senior debt securities will be direct, unsecured obligations of Willbros and will rank on a parity with all of our outstanding unsecured senior indebtedness. The senior debt securities may be issued in one or more series. The senior debt securities will be issued under an indenture between us and the trustee specified in the applicable prospectus supplement.

     The statements under this caption are brief summaries of the material provisions contained in the indenture, do not claim to be complete and are qualified in their entirety by reference to the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the indenture.

     The following material describes only the general terms and provisions of the senior debt securities to which any prospectus supplement may relate. The particular terms of any senior debt security and the extent, if any, to which these general provisions may apply to such senior debt securities will be described in the prospectus supplement relating to the senior debt securities.

     The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under it. Rather, the indenture provides that senior debt securities of any series may be issued under it up to the aggregate principal amount which we may authorize from time to time. Senior debt securities may be denominated in any currency or currency unit we designate.

     Senior debt securities of a series may be issuable in registered form without coupons ("Registered Securities") or in the form of one or more global securities in registered form (each a "Global Security").

     You must review the prospectus supplement for a description of the following terms, where applicable, of each series of senior debt securities for which this prospectus is being delivered:

     - the title of the senior debt securities;

     - the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the senior debt securities;

     - the priority of payment of the senior debt securities;

     - the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the senior debt securities will be issued;

     - the date or dates on which the principal of the senior debt securities will be payable;

     - the interest rate or rates, which may be fixed or variable, for the senior debt securities, if any, or the method of determining the same;

     - the date or dates from which interest, if any, on the senior debt securities will accrue, the date or dates on which interest, if any, will be payable, the date or dates on which payment of interest, if any, will commence and the regular record dates for interest payments;

     - the extent to which any of the senior debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global senior debt security will be paid;

     - each office or agency where the senior debt securities may be presented for registration of transfer or exchange;

     - the place or places where the principal of and any premium and interest on the senior debt securities will be payable;

     - the date or dates, if any, after which the senior debt securities may be redeemed or purchased in whole or in part (1) at our option, (2) mandatorily pursuant to any sinking, purchase or similar fund or (3) at the option of the holder, and the redemption or repayment price or prices;

     - the terms, if any, upon which the senior debt securities may be convertible into or exchanged for any other kind of our securities or indebtedness or of any other issuer or obligor and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

     - the authorized denomination or denominations for the senior debt securities;

     - the currency, currencies or units based on or related to currencies for which the senior debt securities may be purchased and the currency, currencies or currency units in which the principal of and any premium and interest on the senior debt securities may be payable;

     - any index used to determine the amount of payments of principal of and any premium and interest on the senior debt securities;

     - the payment of any additional amounts with respect to the senior debt securities;

     - whether any of the senior debt securities will be issued as Original Issue Discount Securities (as defined below);

     - information with respect to book-entry procedures, if any;

     - any additional covenants or events of default not currently included in the indenture relating to the senior debt securities; and

     - any other terms of the senior debt securities not inconsistent with the provisions of the indenture.

     If any of the senior debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of or any premium or interest on any series of senior debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of senior debt securities and those currencies or currency units will be described in the applicable prospectus supplement.

     A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

     Senior debt securities may be issued as original issue discount senior debt securities which bear no interest or interest at a rate which at the time of issuance is below market rates ("Original Issue Discount Securities"), to be sold at a substantial discount below their stated principal amount due at the stated maturity of the senior debt securities. There may be no periodic payments of interest on Original Issue Discount Securities. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder of the Original Issue Discount Security upon acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the Original Issue Discount Security. Federal income tax considerations with respect to Original Issue Discount Securities will be described in the applicable prospectus supplement.

REGISTRATION AND TRANSFER

     Unless otherwise indicated in the applicable prospectus supplement, senior debt securities will be issued only as Registered Securities. Senior debt securities issued as Registered Securities will not have interest coupons.

     Registered Securities (other than a Global Security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other senior debt securities of the same series at the office of the security registrar specified in the indenture. The indenture provides that, with respect to Registered Securities having The City of New York as a place of payment, we will appoint a security registrar or co-security registrar located in The City of New York for such transfer or exchange. Transfer or exchange will be made without service charge, but we may require payment of any taxes or other governmental charges.

BOOK-ENTRY SENIOR DEBT SECURITIES

     Senior debt securities of a series may be issued in whole or in part in the form of one or more Global Securities. Each Global Security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global Securities will be issued in registered form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a Global Security may not be transferred except as a whole by the depositary for the Global Security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. The specific terms of the depositary arrangement for a series of senior debt securities will be described in the applicable prospectus supplement.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on Registered Securities will be made at the office of such paying agent or paying agents as we may designate from time to time. In addition, at our option, payment of any interest may be made by:

     - check mailed to the person entitled to the payment at the address in the applicable security register; or

     - wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.

     Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such senior debt security is registered at the close of business on the regular record date for such payment.

CONSOLIDATION, MERGER OR SALE OF ASSETS

     The indenture relating to the senior debt securities provides that we may, without the consent of the holders of any of the senior debt securities outstanding under the indenture, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:

     - any successor assumes our obligations on the senior debt securities and under the indenture; and

     - after giving effect to the consolidation, merger or transfer, no Event of Default (as defined in the indenture) will have happened and be continuing.

     Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create an Event of Default which would entitle holders of the senior debt securities, or the trustee acting on their behalf, to take any of the actions described below under "-- Events of Default, Waivers, Etc."

LEVERAGED AND OTHER TRANSACTIONS

     The indenture and the senior debt securities do not contain provisions which would protect holders of the senior debt securities in the event we engaged in a highly leveraged or other transaction which could adversely affect the holders of senior debt securities.

MODIFICATION OF THE INDENTURE

     The indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of each affected series, modifications and alterations of the indenture may be made which affect the rights of the holders of the senior debt securities. However, no modification or alteration may be made without the consent of the holder of each senior debt security affected which would, among other things:

     - modify the terms of payment of principal of or any premium or interest on the senior debt securities; or

     - reduce the percentage in principal amount of outstanding senior debt securities required to modify or alter the indenture.

EVENTS OF DEFAULT, WAIVERS, ETC.

     An "Event of Default" with respect to senior debt securities of any series is defined in the indenture to include:

          (1) default in the payment of principal of or any premium on any of the outstanding senior debt securities of that series when due;

          (2) default in the payment of interest on any of the outstanding senior debt securities of that series when due and continuance of such default for 30 days;

          (3) default in the performance of any of our other covenants in the indenture with respect to the senior debt securities of such series and continuance of such default for 90 days after written notice;

          (4) certain events of bankruptcy, insolvency or reorganization relating to us; and

          (5) any other event that may be specified in a prospectus supplement with respect to any series of senior debt securities.

     If an Event of Default with respect to any series of outstanding senior debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of such series may declare the principal amount (or if such senior debt securities are Original Issue Discount Securities, the portion of the principal amount as may be specified in the terms of that series) of all senior debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series may waive an Event of Default resulting in acceleration of the senior debt securities, but only if all Events of Default with respect to senior debt securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

     If an Event of Default occurs and is continuing, the trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture will, proceed to protect the rights of the holders of all the senior debt securities of such series. Prior to acceleration of maturity of the outstanding senior debt securities of any series, the holders of a majority in aggregate principal amount of the senior debt securities may waive any past default under the indenture except a default in the payment of principal of or any premium or interest on the senior debt securities of that series.

     The indenture provides that, upon the occurrence of an Event of Default specified in clause (1) or (2) of the first paragraph in this subsection, we will, upon demand of the trustee, pay to it, for the benefit of the holder of any senior debt security, the whole amount then due and payable on the affected senior debt securities for principal, premium, if any, and interest, if any. The indenture further provides that, if we fail to pay such amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.

     The indenture also provides that, notwithstanding any of its other provisions, the holder of any senior debt security of any series will have the right to institute suit for the enforcement of any payment of principal of or any premium or interest on the senior debt securities when due and that such right will not be impaired without the consent of such holder.

     We are required to file annually with the trustee a written statement of our officers as to the existence or non-existence of defaults under the indenture or the senior debt securities.

SATISFACTION AND DISCHARGE

     The indenture provides, among other things, that, when all senior debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the senior debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. Upon such deposit, the indenture will cease to be of further effect except as to our obligations to pay all other sums due under the indenture and to provide the officers' certificates and opinions of counsel required under the indenture. At such time we will be deemed to have satisfied and discharged the indenture.

GOVERNING LAW

     The indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

REGARDING THE TRUSTEE

     Information concerning the trustee for a series of senior debt securities will be set forth in the prospectus supplement relating to such series of senior debt securities.

     We may have normal banking relationships with the trustee in the ordinary course of business.

                  DESCRIPTION OF SUBORDINATED DEBT SECURITIES

GENERAL

     The following description applies to the subordinated debt securities offered by this prospectus. The subordinated debt securities will be unsecured, subordinated obligations of Willbros. The subordinated debt securities may be issued in one or more series. The subordinated debt securities will be issued under an indenture between us and the trustee specified in the applicable prospectus supplement.

     The statements under this caption are brief summaries of the material provisions contained in the indenture, do not claim to be complete and are qualified in their entirety by reference to the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the indenture.

     The following material describes only the general terms and provisions of the subordinated debt securities to which any prospectus supplement may relate. The particular terms of any subordinated debt security and the extent, if any, to which these general provisions may apply to such subordinated debt securities will be described in the prospectus supplement relating to the subordinated debt securities.

     The indenture does not limit the aggregate principal amount of subordinated debt securities which may be issued under it. Rather, the indenture provides that subordinated debt securities of any series may be issued under it up to the aggregate principal amount which we may authorize from time to time. Subordinated debt securities may be denominated in any currency or currency unit we designate.

     Subordinated debt securities of a series may be issuable in the form of Registered Securities or Global Securities.

     You must review the prospectus supplement for a description of the following terms, where applicable, of each series of subordinated debt securities for which this prospectus is being delivered:

     - the title of the subordinated debt securities;

     - the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the subordinated debt securities;

     - the priority of payment of the subordinated debt securities;

     - the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the subordinated debt securities will be issued;

     - the date or dates on which the principal of the subordinated debt securities will be payable;

     - the interest rate or rates, which may be fixed or variable, for the subordinated debt securities, if any, or the method of determining the same;

     - the date or dates from which interest, if any, on the subordinated debt securities will accrue, the date or dates on which interest, if any, will be payable, the date or dates on which payment of interest, if any, will commence and the regular record dates for interest payments;

     - the extent to which any of the subordinated debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global subordinated debt security will be paid;

     - each office or agency where the subordinated debt securities may be presented for registration of transfer or exchange;

     - the place or places where the principal of and any premium and interest on the subordinated debt securities will be payable;

     - the date or dates, if any, after which the subordinated debt securities may be redeemed or purchased in whole or in part (1) at our option, (2) mandatorily pursuant to any sinking, purchase or similar fund or (3) at the option of the holder, and the redemption or repayment price or prices;

     - the terms, if any, upon which the subordinated debt securities may be convertible into or exchanged for any other kind of our securities or indebtedness or of any other issuer or obligor and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

     - the authorized denomination or denominations for the subordinated debt securities;

     - the currency, currencies or units based on or related to currencies for which the subordinated debt securities may be purchased and the currency, currencies or currency units in which the principal of and any premium and interest on the subordinated debt securities may be payable;

     - any index used to determine the amount of payments of principal of and any premium and interest on the subordinated debt securities;

     - the payment of any additional amounts with respect to the subordinated debt securities;

     - whether any of the subordinated debt securities will be issued as Original Issue Discount Securities;

     - information with respect to book-entry procedures, if any;

     - the terms of subordination;

     - any additional covenants or events of default not currently included in the indenture relating to the subordinated debt securities; and

     - any other terms of the subordinated debt securities not inconsistent with the provisions of the indenture.

     If any of the subordinated debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of or any premium or interest on any series of subordinated debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of subordinated debt securities and those currencies or currency units will be described in the applicable prospectus supplement.

     A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

     Subordinated debt securities may be issued as Original Issue Discount Securities, to be sold at a substantial discount below their stated principal amount due at the stated maturity of the subordinated debt securities. There may be no periodic payments of interest on Original Issue Discount Securities. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder of the Original Issue Discount Security upon acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the Original Issue Discount Security. Federal income tax considerations with respect to Original Issue Discount Securities will be described in the applicable prospectus supplement.

REGISTRATION AND TRANSFER

     Unless otherwise indicated in the applicable prospectus supplement, subordinated debt securities will be issued only as Registered Securities. Subordinated debt securities issued as Registered Securities will not have interest coupons.

     Registered Securities (other than a Global Security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other subordinated debt securities of the same series at the office of the security registrar specified in the indenture. The indenture provides that, with respect to Registered Securities having The City of New York as a place of payment, we will appoint a security registrar or co-security registrar located in The City of New York for such transfer or exchange. Transfer or exchange will be made without service charge, but we may require payment of any taxes or other governmental charges.

BOOK-ENTRY SUBORDINATED DEBT SECURITIES

     Subordinated debt securities of a series may be issued in whole or in part in the form of one or more Global Securities. Each Global Security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global Securities will be issued in registered form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a Global Security may not be transferred except as a whole by the depositary for the Global Security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. The specific terms of the depositary arrangement for a series of subordinated debt securities will be described in the applicable prospectus supplement.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on Registered Securities will be made at the office of such paying agent or paying agents as we may designate from time to time. In addition, at our option, payment of any interest may be made by:

     - check mailed to the person entitled to the payment at the address in the applicable security register; or

     - wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.

     Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such subordinated debt security is registered at the close of business on the regular record date for such payment.

SUBORDINATION

     The subordinated debt securities will be subordinated and junior in right of payment to some of our other indebtedness (which may include senior indebtedness for money borrowed) to the extent described in the applicable prospectus supplement.

CONSOLIDATION, MERGER OR SALE OF ASSETS

     The indenture relating to the subordinated debt securities provides that we may, without the consent of the holders of any of the subordinated debt securities outstanding under the indenture, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:

     - any successor assumes our obligations on the subordinated debt securities and under the indenture; and

     - after giving effect to the consolidation, merger or transfer, no Event of Default (as defined in the indenture) will have happened and be continuing.

     Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create an Event of Default which would entitle holders of the subordinated debt securities, or the trustee acting on their behalf, to take any of the actions described below under "-- Events of Default, Waivers, Etc."

LEVERAGED AND OTHER TRANSACTIONS

     The indenture and the subordinated debt securities do not contain provisions which would protect holders of the subordinated debt securities in the event we engaged in a highly leveraged or other transaction which could adversely affect the holders of subordinated debt securities.

MODIFICATION OF THE INDENTURE

     The indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding subordinated debt securities of each affected series, modifications and alterations of the indenture may be made which affect the rights of the holders of the subordinated debt securities. However, no modification or alteration may be made without the consent of the holder of each subordinated debt security affected which would, among other things:

     - modify the terms of payment of principal of or any premium or interest on the subordinated debt securities;

     - adversely modify the subordination terms of the subordinated debt securities; or

     - reduce the percentage in principal amount of outstanding subordinated debt securities required to modify or alter the indenture.

EVENTS OF DEFAULT, WAIVERS, ETC.

     An "Event of Default" with respect to subordinated debt securities of any series is defined in the indenture to include:

          (1) default in the payment of principal of or any premium on any of the outstanding subordinated debt securities of that series when due;

          (2) default in the payment of interest on any of the outstanding subordinated debt securities of that series when due and continuance of such default for 30 days;

          (3) default in the performance of any of our other covenants in the indenture with respect to the subordinated debt securities of such series and continuance of such default for 90 days after written notice;

          (4) certain events of bankruptcy, insolvency or reorganization relating to us; and

          (5) any other event that may be specified in a prospectus supplement with respect to any series of subordinated debt securities.

     If an Event of Default with respect to any series of outstanding subordinated debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of such series may declare the principal amount (or if such subordinated debt securities are Original Issue Discount Securities, the portion of the principal amount as may be specified in the terms of that series) of all subordinated debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series may waive an Event of Default resulting in acceleration of the subordinated debt securities, but only if all Events of Default with respect to subordinated debt securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

     If an Event of Default occurs and is continuing, the trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding subordinated debt securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture will, proceed to protect the rights of the holders of all the subordinated debt securities of such series. Prior to acceleration of maturity of the outstanding subordinated debt securities of any series, the holders of a majority in aggregate principal amount of the subordinated debt securities may waive any past default under the indenture except a default in the payment of principal of or any premium or interest on the subordinated debt securities of that series.

     The indenture provides that, upon the occurrence of an Event of Default specified in clause (1) or (2) of the first paragraph in this subsection, we will, upon demand of the trustee, pay to it, for the benefit of the holder of any subordinated debt security, the whole amount then due and payable on the affected subordinated debt securities for principal, premium, if any, and interest, if any. The indenture further provides that, if we fail to pay such amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.

     The indenture also provides that, notwithstanding any of its other provisions, the holder of any subordinated debt security of any series will have the right to institute suit for the enforcement of any payment of principal of or any premium or interest on the subordinated debt securities when due and that such right will not be impaired without the consent of such holder.

     We are required to file annually with the trustee a written statement of our officers as to the existence or non-existence of defaults under the indenture or the subordinated debt securities.

SATISFACTION AND DISCHARGE

     The indenture provides, among other things, that, when all subordinated debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the subordinated debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. Upon such deposit, the indenture will cease to be of further effect except as to our obligations to pay all other sums due under the indenture and to provide the officers' certificates and opinions of counsel required under the indenture. At such time we will be deemed to have satisfied and discharged the indenture.

GOVERNING LAW

     The indenture and the subordinated debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

REGARDING THE TRUSTEE

     Information concerning the trustee for a series of subordinated debt securities will be set forth in the prospectus supplement relating to such series of subordinated debt securities.

     We may have normal banking relationships with the trustee in the ordinary course of business.

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

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     We have 36,000,000 authorized shares of capital stock, consisting of (a) 35,000,000 shares of common stock, par value $.05 per share; and (b) 1,000,000 shares of Class A preferred stock, par value $.01 per share.

COMMON STOCK

     As of May 31, 2001, 14,392,392 shares of our common stock were outstanding. All of the outstanding shares of our common stock are fully paid and nonassessable. The holders of our common stock are entitled to one vote for each share of common stock held on all matters voted upon by stockholders, including the election of directors. Holders of our common stock have no right to cumulate their votes in the election of directors. Subject to the rights of any then-outstanding shares of our preferred stock, the holders of our common stock are entitled to receive dividends as may be declared in the discretion of the Board of Directors out of funds legally available for the payment of dividends. We are subject to restrictions on the payment of dividends under the provisions of our bank credit agreement.

     The holders of our common stock are entitled to share equally and ratably in our net assets upon a liquidation or dissolution after we pay or provide for all liabilities, subject to any preferential liquidation rights of any preferred stock that at the time may be outstanding. The holders of our common stock have no preemptive, subscription, conversion or redemption rights. There are no governmental laws or regulations in the Republic of Panama affecting the remittance of dividends, interest and other payments to our nonresident stockholders so long as we continue not to engage in business in the Republic of Panama.

     Our articles of incorporation contain restrictions, subject to the determination by the Board of Directors in good faith and in its sole discretion, on the transfer of any shares of our common stock in order to prevent us from becoming a "controlled foreign corporation" under United States tax law. See "-- Anti-Takeover Effects of Provisions of Our Articles of Incorporation and Bylaws."

CLASS A PREFERRED STOCK

     As of the date of this prospectus, there were no outstanding shares of Class A preferred stock; however, the Board of Directors has reserved for issuance pursuant to our Stockholder Rights Plan described below 35,000 shares of Series A junior participating preferred stock. Class A preferred stock may be issued from time to time in one or more series, and the Board of Directors, without further approval of the stockholders, is authorized to fix the dividend rates and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund and any other rights, preferences, privileges and restrictions applicable to each series of Class A preferred stock.

     The specific matters that the Board of Directors may determine include the following:

     - the designation of each series;

     - the number of shares of each series;

     - the rate of any dividends;

     - whether any dividends will be cumulative or non-cumulative;

     - the terms of any redemption;

     - the amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company;

     - rights and terms of any conversion or exchange;

     - restrictions on the issuance of shares of the same series or any other series; and

     - any voting rights.

     The prospectus supplement relating to any new series of Class A preferred stock for which this prospectus is being delivered will specify the applicable terms, which may include those listed above. The purpose of authorizing the Board of Directors to determine these rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of Class A preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could:

     - decrease the amount of earnings and assets available for distribution to holders of common stock;

     - adversely affect the rights and powers, including voting rights, of holders of common stock; and

     - have the effect of delaying, deferring or preventing a change in control.

     For example, the Board of Directors, with its broad power to establish the rights and preferences of authorized but unissued Class A preferred stock, could issue one or more series of Class A preferred stock entitling holders to vote separately as a class on any proposed merger or consolidation, to convert Class A preferred stock into a larger number of shares of common stock or other securities, to demand redemption at a specified price under prescribed circumstances related to a change in control, or to exercise other rights designed to impede a takeover.

STOCKHOLDER RIGHTS PLAN

     On April 1, 1999, our Board of Directors approved a rights agreement with Mellon Investor Services, LLC, as rights agent, and declared a distribution of one preferred share purchase right ("Right") for each outstanding share of common stock. Each Right, when it becomes exercisable, entitles its registered holder to purchase one one-thousandth of a share of Series A junior participating Class A preferred stock ("Series A preferred stock") at a price of $30 per one one-thousandth of a share.

     The Rights are attached to and trade with shares of our common stock. Currently, the Rights are not exercisable and there are no separate certificates representing the Rights. If the Rights become exercisable, we will distribute separate Rights certificates. Until that time and as long as the Rights are outstanding, any transfer of shares of our common stock will also constitute the transfer of the Rights associated with those common shares. The Rights will expire on April 15, 2009, unless we redeem or exchange the Rights before that date.

     The Rights will become exercisable upon the earlier to occur of:

     - the public announcement that a person or group of persons has acquired 15% or more of our common stock, except in connection with an offer approved by our Board of Directors; or

     - 10 days, or a later date determined by our Board of Directors, after the commencement of, or announcement of an intention to commence, a tender or exchange offer that would result in a person or group of persons acquiring 15% or more of our common stock.

     If any person or group of persons acquire 15% or more of our common stock, except in connection with an offer approved by our Board of Directors, each holder of a Right, except the acquiring person or group, will have the right, upon exercise of the Right, to receive that number of shares of our common stock or Series A preferred stock having a value equal to two times the exercise price of the Right.

     In the event that any person or group acquires 15% or more of our common stock and either (a) we are acquired in a merger or other business combination in which the holders of all of our common stock immediately prior to the transaction are not the holders of all of the surviving corporation's voting power or (b) more than 50% of our assets or earning power is sold or transferred, then each holder of a Right, except the acquiring person or group, will have the right, upon exercise of the Right, to receive common shares of the acquiring company having a value equal to two times the exercise price of the Right.

     The Rights are redeemable in whole, but not in part, by action of the Board of Directors at a price of $.005 per Right prior to the earlier to occur of a person or group acquiring 15% of our common stock or the expiration of the Rights. Following the public announcement that a person or group has acquired 15% of our common stock, the Rights are redeemable in whole, but not in part, by action of the Board of Directors at a price of $.005 per Right, provided the redemption is in connection with a merger or other business combination involving our company in which all the holders of our common stock are treated alike and which does not involve the acquiring person or its affiliates.

     In the event shares of Series A preferred stock are issued upon the exercise of the Rights, holders of the Series A preferred stock will be entitled to receive, in preference to holders of common stock, a quarterly dividend payment in an amount per share equal to the greater of (a) $10 or (b) 1,000 times the dividend declared per share of common stock. The Series A preferred stock dividends are cumulative but do not bear interest. Shares of Series A preferred stock are not redeemable. In the event of liquidation, the holders of the Series A preferred stock will be entitled to a minimum preferential liquidation payment of $1,000 per share; thereafter, and after the holders of the common stock receive a liquidation payment of $1.00 per share, the holders of the Series A preferred stock and the holders of the common stock will share the remaining assets in the ratio of 1,000 to 1 (as adjusted) for each share of Series A preferred stock and common stock so held, respectively. In the event of any merger, consolidation or other transaction in which the shares of common stock are exchanged, each share of Series A preferred stock will be entitled to receive 1,000 times the amount received per share of common stock. These rights are protected by antidilution provisions.

     Each share of Series A preferred stock will have 1,000 votes, voting together with the common stock. In the event that the amount of accrued and unpaid dividends on the Series A preferred stock is equivalent to six full quarterly dividends or more, the holders of the Series A preferred stock shall have the right, voting as a class, to elect two directors in addition to the directors elected by the holders of the common stock until all cumulative dividends on the Series A preferred stock have been paid through the last quarterly dividend payment date or until non-cumulative dividends have been paid regularly for at least one year.

     The stockholder rights plan is designed to deter coercive takeover tactics that attempt to gain control of our company without paying all stockholders a fair price. The plan discourages hostile takeovers by effectively allowing our stockholders to acquire shares of our capital stock at a discount following a hostile acquisition of a large block of our outstanding common stock and by increasing the value of consideration to be received by stockholders in specified transactions following an acquisition.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BY-LAWS

     Our articles of incorporation, as amended and restated, and our restated by-laws contain provisions that might be characterized as anti-takeover provisions. These provisions may deter or render more difficult proposals to acquire control of our company, including proposals a stockholder might consider to be in his or her best interest, impede or lengthen a change in membership of the Board of Directors and make removal of our management more difficult.

     CLASSIFIED BOARD OF DIRECTORS; REMOVAL OF DIRECTORS; ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS. Our articles of incorporation provide for the Board of Directors to be divided into three classes of directors serving staggered three-year terms, with the numbers of directors in the three classes to be as nearly equal as possible. Any director may be removed from office but only for cause and only by the affirmative vote of a majority of the then outstanding shares of stock entitled to vote on the matter. Any stockholder wishing to submit a nomination to the Board of Directors must follow the procedures outlined in our articles of incorporation. Any proposal to amend or repeal the provisions of our articles of incorporation relating to the matters contained above in this paragraph requires the affirmative vote of the holders of 75% or more of the outstanding shares of stock entitled to vote on the matter.

     UNANIMOUS CONSENT OF STOCKHOLDERS REQUIRED FOR ACTION BY WRITTEN
CONSENT. Under our restated by-laws, stockholder action may be taken without a meeting only by unanimous written consent of all of our stockholders.

     ISSUANCE OF PREFERRED STOCK. As described above, our articles of incorporation authorize a class of undesignated Class A preferred stock consisting of 1,000,000 shares. Class A preferred stock may be issued from time to time in one or more series, and the Board of Directors, without further approval of the stockholders, is authorized to fix the rights, preferences, privileges and restrictions applicable to each series of Class A preferred stock. The purpose of authorizing the Board of Directors to determine these rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of Class A preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and, under certain circumstances, make it more difficult for a third party to gain control of us.

     RESTRICTIONS ON TRANSFER OF COMMON STOCK. Our articles of incorporation provide for restrictions on the transfer of any shares of our common stock to prevent us from becoming a "controlled foreign corporation" under United States tax law. Any purported transfer, including a sale, gift, assignment, devise or other disposition of common stock, which would result in a person or persons becoming the beneficial owner of 10% or more of the issued and outstanding shares of our common stock, is subject to a determination by our Board of Directors in good faith, in its sole discretion, that the transfer would not in any way, directly or indirectly, affect our status as a non-controlled foreign corporation. The transferee or transferor to be involved in a proposed transfer must give written notice to our Secretary not less than 30 days prior to the proposed transfer. In the event of an attempted transfer in violation of the provisions of our articles of incorporation relating to the matters contained in this paragraph, the purported transferee will acquire no rights whatsoever in the transferred shares of common stock. Nothing in this provision, however, precludes the settlement of any transactions entered into through the facilities of the New York Stock Exchange. If the Board of Directors determines that a transfer has taken place in violation of these restrictions, the Board of Directors may take any action it deems advisable to refuse to give effect to or to prevent the transfer, including instituting judicial proceedings to enjoin the transfer.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock, as well as the rights agent under our rights agreement, is Mellon Investor Services, LLC.

                            DESCRIPTION OF WARRANTS

OFFERED WARRANTS

     We may issue warrants that are debt warrants or equity warrants. We may offer warrants separately or together with one or more additional warrants or debt or equity securities or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants' expiration date.

GENERAL TERMS OF WARRANTS

     The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

     - the specific designation and aggregate number of, and the price at which we will issue, the warrants;

     - the currency with which the warrants may be purchased;

     - the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

     - whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security included in that unit;

     - any applicable material United States federal income tax consequences;

     - the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

     - the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

     - if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

     - information with respect to book-entry procedures, if any;

     - the terms of the securities issuable upon exercise of the warrants;

     - the antidilution provisions of the warrants, if any;

     - any redemption or call provisions;

     - the exercise price and procedures for exercise of the warrants;

     - whether the warrants are to be sold separately or with other securities as part of units; and

     - any other terms of the warrants.

SIGNIFICANT PROVISIONS OF THE WARRANT AGREEMENTS

     We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the applicable prospectus supplement. The following is a summary of the material provisions of the warrant agreements and the warrants. This summary is not intended to be comprehensive, and holders of warrants should review the detailed description of the relevant warrant agreement included in any prospectus supplement.

     MODIFICATIONS WITHOUT CONSENT OF WARRANTHOLDERS. We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

     - cure any ambiguity;

     - cure, correct or supplement any defective or inconsistent provision; or

     - amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

     ENFORCEABILITY OF RIGHTS OF WARRANTHOLDERS. The warrant agent will act solely as our agent in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt or equity securities or any other warrant property, if any, purchasable upon exercise of the warrants, including the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

     REGISTRATION AND TRANSFER OF WARRANTS. Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

     NEW YORK LAW TO GOVERN. The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

                              PLAN OF DISTRIBUTION

     We may sell the securities offered by this prospectus:

     - through underwriters or dealers;

     - through agents;

     - directly to purchasers; or

     - through a combination of any of these methods of sale.

Any underwriter, dealer or agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933.

     The applicable prospectus supplement relating to the securities will set forth:

     - their offering terms, including the name or names of any underwriters, dealers or agents;

     - the purchase price of the securities and the net proceeds we may receive from the sale;

     - any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

     - any public offering price;

     - any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

     - any securities exchanges on which the securities may be listed.

     If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions,

     - at a fixed price or prices which may be changed, or

     - at market prices prevailing at the time of sale, or

     - at prices related to such prevailing market prices, or

     - at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the offered securities will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

     Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

     Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

     Each class or series of securities will be a new issue of securities with no established trading market, other than our common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

                                 LEGAL OPINIONS

     Arias, Fabrega & Fabrega, Panama City, Republic of Panama, will issue an opinion for us regarding the validity of the debt securities, the shares of common stock, the shares of Class A preferred stock and the warrants offered by this prospectus. Certain legal matters will be passed upon for us by Conner & Winters, A Professional Corporation, Tulsa, Oklahoma, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement. As of the date of this prospectus, attorneys of Conner & Winters, A Professional Corporation, owned, directly or indirectly, approximately 64,460 shares of our common stock, in the aggregate.

                                    EXPERTS

     Our consolidated financial statements and financial statement schedule as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference in this prospectus and in the registration statement in reliance on the reports of KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus and upon the authority of said firm as experts in accounting and auditing.

     To the extent that KPMG LLP audits and reports on our consolidated financial statements issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

                      ENFORCEABILITY OF CIVIL LIABILITIES
                       UNDER THE FEDERAL SECURITIES LAWS

     We are a corporation organized under the laws of the Republic of Panama. In addition, some of our directors are residents of countries other than the United States. Accordingly, it may not be possible to effect service of process on such persons in the United States and to enforce judgments against such persons predicated on the civil liability provisions of the federal securities laws of the United States. Because a substantial amount of our assets are located outside the United States, any judgment obtained in the United States against us may not be fully collectible in the United States. We have been advised by our counsel in the Republic of Panama, Arias, Fabrega & Fabrega, that courts in the Republic of Panama will enforce foreign judgments for liquidated amounts in civil matters, subject to some conditions and exceptions. However, courts in the Republic of Panama will not enforce in original actions liabilities predicated solely on the United States federal securities laws. Our agent for service of process in the United States with respect to matters arising under the United States federal securities laws is CT Corporation System, 111 Eighth Avenue, New York, New York 10011.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     All amounts, which are payable by the Registrant, except the SEC registration fee, are estimates.

SEC registration fee........................................  $ 50,000
Printing and shipping expenses..............................   125,000
Legal fees and expenses.....................................   150,000
Accounting fees and expenses................................    75,000
Trustee's and transfer agent's fees and expenses............    10,000
Rating agency fees..........................................    75,000
Miscellaneous...............................................    65,000
                                                              --------
          Total.............................................  $550,000
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 64 of the General Corporation Law of Panama (the "PGCL") provides that directors shall be liable to creditors of the Registrant for authorizing a dividend or distribution of assets with knowledge that such payments impair the Registrant's capital or for making a false report or statement in any material respect. In addition, Article 444 of the Panama Code of Commerce ("Article 444") provides that directors are not personally liable for the Registrant's obligations, except for liability to the Registrant and third parties for the effectiveness of the payments to the Registrant made by stockholders, the existence of dividends declared, the good management of the accounting, and in general, for execution or deficient performance of their mandate or the violation of laws, the Articles of Incorporation, the By-laws or resolutions of the stockholders. Article 444 provides that the liability of directors may only be claimed pursuant to a resolution of the stockholders.

     The PGCL does not address the issue as to whether or not a corporation may eliminate or limit a director's, officer's or agent's liability to the corporation. Nevertheless, Arias, Fabrega & Fabrega, Panamanian counsel to the Registrant, has advised the Registrant that, as between the Registrant and its directors, officers and agents, such liability may be released under general contract principles, to the extent that a director, officer or agent, in the performance of his duties to the corporation, has not acted with gross negligence or malfeasance. This release may be included in the Articles of Incorporation or By-laws of the Registrant or in a contract entered into between the Registrant and the director, officer or agent. While such a release may not be binding with respect to a third person or stockholder claiming liability under Article 444, in order to claim such liability, a resolution of the stockholders would be necessary, which the Registrant believes would be difficult to secure in the case of a publicly held company.

     The PGCL does not address the extent to which a corporation may indemnify a director, officer or agent. However, the Registrant's Panamanian counsel has advised the Registrant that, under general agency principles, an agent, which would include directors and officers, may be indemnified against liability to third persons, except for a claim based on Article 64 of the PGCL or for losses due to gross negligence or malfeasance in the performance of such agent's duties. The Registrant's Restated Articles of Incorporation release directors from personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director and authorize the Registrant's board of directors to adopt By-laws or resolutions to this effect or to cause the Registrant to enter into contracts providing for limitation of liability and for indemnification of directors, officers, and agents. The Registrant's Restated By-laws provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by, and in the manner permissible under, the laws of the Republic of Panama. The Registrant has also entered into specific agreements with its directors and officers providing for indemnification of such persons under certain circumstances. The Registrant carries directors' and officers' liability insurance to insure its officers and directors against liability for certain errors and omissions and to defray costs of a suit or proceeding against an officer or director. The Registrant also carries directors' and officers' liability insurance which insures its officers and directors against liabilities they may incur in connection with the registration, offering or sale of the securities covered by this Registration Statement.

     The preceding discussion is subject to the Registrant's Restated Articles of Incorporation and Restated By-laws and the provisions of Article 64 of the PGCL and Article 444 as applicable. It is not intended to be exhaustive and is qualified in its entirety by the Registrant's Restated Articles of Incorporation, the Registrant's Restated By-laws and Article 64 of the PGCL and
Article 444.

ITEM 16.  EXHIBITS.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated by reference herein.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   1**    Form of Underwriting Agreement.

   4.1    Amended and Restated Articles of Incorporation of the
          Registrant (previously filed as Exhibit 3.2 to the Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1998, and incorporated by reference herein).

   4.2    Restated By-laws of the Registrant (previously filed as
          Exhibit 3.2 to the Registrant's Registration Statement on
          Form S-1, Registration No. 333-5413 (the "S-1 Registration
          Statement"), and incorporated by reference herein).

   4.3*   Form of Indenture (Senior Debt Securities).

   4.4*   Form of Senior Debt Security (included in Exhibit 4.3).

   4.5*   Form of Indenture (Subordinated Debt Securities).

   4.6*   Form of Subordinated Debt Security (included in Exhibit
          4.5).

   4.7    Form of Stock Certificate for Common Stock, Par Value $0.05
          Per Share (previously filed as Exhibit 4 to the S-1
          Registration Statement and incorporated by reference herein).

   4.8**  Form of Warrant.

   4.9**  Form of Warrant Agreement.

   5.1* Opinion of Conner & Winters, A Professional Corporation, regarding the legality of the securities.

   5.2* Opinion of Arias, Fabrega & Fabrega, regarding the legality of the securities.

   8** Opinion of Arias, Fabrega & Fabrega, regarding certain tax matters.

  12*     Statements Regarding Computation of Ratio of Earnings to
          Fixed Charges and Ratio of Earnings to Fixed Charges and
          Preferred Stock Dividends.

  23.1*   Consent of KPMG LLP.

  23.2*   Consent of Conner & Winters, A Professional Corporation
          (included in Exhibit 5.1).

  23.3*   Consent of Arias, Fabrega & Fabrega (included in Exhibit
          5.2).

  23.4**  Consent of Arias, Fabrega & Fabrega (included in Exhibit 8).

  24* Power of Attorney (included on the signature page to this Registration Statement).

  25**    Statement of Eligibility and Qualification on Form T-1 of
          Trustee.

---------------
 * Filed herewith.

** To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (i) The undersigned Registrant undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon

     Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (j) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under
Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of June, 2001.

                                          WILLBROS GROUP, INC.

                                          By: /s/ LARRY J. BUMP
                                            ------------------------------------
                                            Larry J. Bump
                                            Chairman of the Board and
                                            Chief Executive Officer

     KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Larry J. Bump, Melvin F. Spreitzer and John N. Hove, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                                                           TITLE                     DATE
---------                                                           -----                     ----

/s/ LARRY J. BUMP                                    Director, Chairman of the Board and  June 15, 2001
---------------------------------------------------    Chief Executive Officer
Larry J. Bump                                          (Principal Executive Officer and
                                                       Authorized Representative in the
                                                       United States)

/s/ MICHAEL F. CURRAN                                Director, Vice Chairman of the       June 15, 2001
---------------------------------------------------    Board, President and Chief
Michael F. Curran                                      Operating Officer

/s/ MELVIN F. SPREITZER                              Director and Executive Vice          June 15, 2001
---------------------------------------------------    President
Melvin F. Spreitzer

SIGNATURE                                                           TITLE                     DATE
---------                                                           -----                     ----


/s/ WARREN L. WILLIAMS                               Vice President, Chief Financial      June 15, 2001
---------------------------------------------------    Officer and Treasurer (Principal
Warren L. Williams                                     Financial Officer and Principal
                                                       Accounting Officer)

/s/ GUY E. WALDVOGEL                                 Director                             June 15, 2001
---------------------------------------------------
Guy E. Waldvogel

/s/ PETER A. LEIDEL                                  Director                             June 15, 2001
---------------------------------------------------
Peter A. Leidel

/s/ JOHN H. WILLIAMS                                 Director                             June 15, 2001
---------------------------------------------------
John H. Williams

/s/ MICHAEL J. PINK                                  Director                             June 15, 2001
---------------------------------------------------
Michael J. Pink

/s/ JAMES B. TAYLOR, JR.                             Director                             June 15, 2001
---------------------------------------------------
James B. Taylor, Jr.

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  1**     Form of Underwriting Agreement.

   4.1    Amended and Restated Articles of Incorporation of the
          Registrant (previously filed as Exhibit 3.2 to the Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1998, and incorporated by reference herein).

   4.2    Restated By-laws of the Registrant (previously filed as
          Exhibit 3.2 to the Registrant's Registration Statement on
          Form S-1, Registration No. 333-5413 (the "S-1 Registration
          Statement"), and incorporated by reference herein).

   4.3*   Form of Indenture (Senior Debt Securities).

   4.4*   Form of Senior Debt Security (included in Exhibit 4.3).

   4.5*   Form of Indenture (Subordinated Debt Securities).

   4.6*   Form of Subordinated Debt Security (included in Exhibit
          4.5).

   4.7    Form of Stock Certificate for Common Stock, Par Value $0.05
          Per Share (previously filed as Exhibit 4 to the S-1
          Registration Statement and incorporated by reference herein).

  4.8**   Form of Warrant.

  4.9**   Form of Warrant Agreement.

   5.1* Opinion of Conner & Winters, A Professional Corporation, regarding the legality of the securities.

   5.2* Opinion of Arias, Fabrega & Fabrega, regarding the legality of the securities.

  8** Opinion of Arias, Fabrega & Fabrega, regarding certain tax matters.

 12*      Statements Regarding Computation of Ratio of Earnings to
          Fixed Charges and Ratio of Earnings to Fixed Charges and
          Preferred Stock Dividends.

  23.1*   Consent of KPMG LLP.

  23.2*   Consent of Conner & Winters, A Professional Corporation
          (included in Exhibit 5.1).

  23.3*   Consent of Arias, Fabrega & Fabrega (included in Exhibit
          5.2).

 23.4**   Consent of Arias, Fabrega & Fabrega (included in Exhibit 8).

 24* Power of Attorney (included on the signature page to this Registration Statement).

 25**     Statement of Eligibility and Qualification on Form T-1 of
          Trustee.

---------------
 * Filed herewith.

** To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering.